EXHIBIT 10.18

                 FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA

                           DEFERRED COMPENSATION PLAN

1. PURPOSE OF THE PLAN. The purpose of the Farmers & Merchants Bank Deferred Compensation Plan is to recognize the valuable services performed by key employees and directors (collectively "Employees") and encourage each Employee's continued employment or participation (in the case of a director) by providing an opportunity to defer a certain portion of compensation payable to him or her.

2. DEFINITIONS. As used in this Plan, the following terms shall have the meanings indicated below:

     "Bank" shall mean Farmers & Merchants Bank of Central California and any of
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     its subsidiaries.

     "Board  of  Directors"  shall  mean  the  Board  of  Directors of the Bank.
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     "Committee"  shall  mean  the  Personnel  Committee  of  the  Board  of
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     Directors or such other committee that the Board of Directors may designate from  time  to  time.

     "Change  of  Control"  means  a  change,  after January 1, 2005, of control
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     of  the  Holding  Company.  Such a Change of Control will be deemed to have occurred immediately before any of the following occur: (i) individuals, who were members of the Board of Directors of the Holding Company immediately prior to a meeting of the shareholders of the Holding Company which meeting involved a contest for the election of directors, do not constitute a majority of the Board of Directors of the Holding Company following such election or meeting, (ii) an acquisition, directly or indirectly, of more than 35% of the outstanding shares of any class of voting securities of the Holding Company by any Person, (iii) a merger (in which the Holding Company is not the surviving entity), consolidation or sale of all, or substantially all, of the assets of the Holding Company, or
     (iv) there is a change, during any period of one year, of a majority of the Board of Directors of the Holding Company as constituted as of the beginning of such period, unless the election of each director who is not a director at the beginning of such period was approved by a vote of at least a majority of the directors then in office who were directors at the beginning of such period. If the events or circumstances described in
     (i)-(iv), above, shall occur to or be applicable to the Bank, then such Change of Control shall be deemed for all purposes of this Plan to also be a "Change of Control" of the Holding Company. For purposes of this Plan, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in
     Section 14(d) of the Securities Exchange Act of 1934, other than the Holding Company, the Bank, any other wholly owned subsidiary of the Bank or any employee benefit plan(s) sponsored by the Bank or other subsidiary of the Holding Company.

     "Compensation"  shall  mean  all  salary,  directors'  fees,  bonuses  and
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     incentive  compensation paid to the Employee by the Bank in cash, including amounts deferred. All other forms of compensation shall be disregarded for purposes of this Plan.

     "Disability"  means  when  an  Employee  (i)  is  unable  to  engage in any
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     substantial gainful activity by reason of any medical determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or
     (ii) is by reason of any medical determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Bank. Disability shall be determined by a physician acceptable to both the Bank and the Employee.


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     "Election  of  Deferral"  shall  mean  a  written  notice  filed  by  the
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     Employee  with the chief financial officer of the Bank in substantially the form  attached hereto specifying the amount of Compensation to be deferred.

     "Normal  Retirement  Date"  shall  mean  the  date  an employee attains the
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     age  of sixty-five (65) or a director attains the age of seventy-five (75).

     "Holding  Company"  means  Farmers  &  Merchants  Bancorp.
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     "Plan"  shall  mean  the  Farmers  &  Merchants  Bank of Central California
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     Deferred  Compensation  Plan as set forth in this document, as successor of any prior plans of the same name, and as the same may be amended or supplemented from time to time.

3. DEFERRED COMPENSATION. The Board of Directors shall have the sole discretion to determine whether the Employee is eligible to participate in the Plan. Commencing on the date when an eligible Employee executes his first Election of Deferral, and continuing through the date on which the eligible Employee's employment terminates because of his or her death, retirement, Disability, or any other cause, the Employee may defer into his or her account the amount set forth in the Election of Deferral, which the Employee would otherwise be entitled to receive from the Bank in each calendar year, subject to any changes made to the Election of Deferral in accordance with this Plan.

     The amount of Compensation selected for deferral by the Employee pursuant to an Election of Deferral is referred to as the "Annual Deferral Sum". The amounts of Compensation actually deferred, are hereinafter collectively included as the "Deferred Amounts". The Employee's Deferred Amounts shall be credited to the Employee's Deferred Compensation Account as of the dates such Deferred Amounts would, but for such deferral, be payable to the Employee.

     The eligible Employee may elect an Annual Deferral Sum hereunder by filing an Election of Deferral Notice. An Election of Deferral must be filed at least ten (10) days prior to the beginning of the calendar year to which it pertains and shall be effective with the first pay period of the calendar year following the filing thereof. In the first year for which the Employee is determined by the Board of Directors to be eligible to participate, an Election of Deferral must be filed within thirty (30) days after notice to the Employee of eligibility. The Employee may elect to defer a maximum Annual Deferral Sum of one hundred percent (100%) of base salary and one hundred percent (100%) of any incentive bonus. A minimum
     Annual Deferral Sum shall be one percent (1%) of Compensation, which minimum may be changed from time to time by the Bank.

4. DEFERRED COMPENSATION ACCOUNT. The Bank shall establish a Deferred Compensation Account on its books for the Employee. Incremental Employee deferrals will be credited to this account and, for those Employees participating in the rabbi trust, transferred to the rabbi trust established under Section 17, no less frequently than monthly. An Employee shall be entitled to the amount set forth in the Deferred Compensation
     Account applicable to him or her, subject to the terms and conditions of this Plan, including the payment rules set forth in Section 8.

5. EARNINGS ON ACCOUNT BALANCES. The Bank and the Employee agree that Deferred Amounts will be self-directed by each individual participating Employee. Accordingly, the Bank shall have no responsibility for the Employee's investment decisions or results, nor provide any assurances that amounts actually deferred will not incur investment losses up to and including all amounts deferred.

     Deferred amounts may either be (i) transferred to the rabbi trust established under Section 17 and invested according to the options provided in the trust, or (ii) be maintained in the Bank and receive interest based upon a market rate index approved by the Committee.


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     Earnings  will  be  credited  to  each  Employee's  Deferred  Compensation
     Account balance, and, for those Employees participating in the rabbi trust, transferred to the rabbi trust established under Section 17, at the end of each calendar month. Earnings shall be posted (i) based upon the previous month's trust account statement, or (ii) for those Employees electing to have the money retained in the Bank, as of the last day of each month.

6.   STATEMENT OF ACCOUNTS. The Bank shall provide to the Employee, within sixty
     (60) days after each calendar year-end, a statement setting forth the Employee's Deferred Compensation Account balance.

7. ACCOUNTING DEVICE ONLY. The Deferred Compensation Account is solely a device for measuring amounts to be paid under this Plan. It is not a trust fund of any kind. The Employee is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere promise of the Bank to pay such benefits. The Employee's rights are not subject in any manner to anticipation, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Employee's creditors.

8.   PAYMENT.

     a. Retirement. The Bank agrees that, from and after the retirement of the Employee from the service of the Bank upon reaching his or her Normal Retirement Date, the Bank shall pay to the Employee the balance in his/her Deferred Compensation Account in accordance with the Employee's election on the attached Payment Election.

     b. Disability. The Employee shall be entitled to receive payment of the balance in his/her Deferred Compensation Account prior to his or her Normal Retirement Date, if his/her termination of employment is due to Disability. The Bank shall pay to the Employee the balance in his/her Deferred Compensation Account in accordance with the Employee's election on the attached Payment Election.

     c. Death. In the event of the Employee's death the Bank shall pay the balance in the Employee's Deferred Compensation Account in one lump sum to the Employee's designated beneficiary (the "Beneficiary"), in accordance with the last such designation received pursuant to
          Section 10 by the Bank from the Employee prior to death. The lump sum payment shall be made on the first day of the second month following the Employee's death.

     d. Change of Control. The Employee shall be entitled to receive payment of the balance in his/her Deferred Compensation Account upon a Change of Control. The Bank shall pay to the Employee the balance in his/her Deferred Compensation Account in accordance with the Employee's election on the attached Payment Election.

     e. Termination. In the event of the Employee's termination of employment with the Bank before the Normal Retirement Date for any reason, other than Disability, Change of Control, retirement or death, the Bank shall pay to the Employee the balance in his/her Deferred Compensation Account in accordance with the Employee's election on the attached Payment Election.

     f. In Service Distribution. The Employee shall have the option to elect to receive payments of his or her account balance as an in service distribution, notwithstanding his or her continued employment with the Bank. The Employee's election to receive an in service distribution must be made in writing on the attached Payment Election.

9. HARDSHIP WITHDRAWAL. In the event the Employee suffers an unforeseen financial emergency, as defined hereafter, the Bank may, if it deems advisable in its sole and absolute discretion, distribute to or utilize on behalf of the Employee as a hardship benefit (the "Hardship Benefit") a portion of the


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     Employee's  account.  The  Bank  shall  have  exclusive  authority  to determine whether to make a hardship distribution, and the Bank's decision shall be final and binding on all parties. Any hardship distribution shall, like all distributions, reduce the amounts available for subsequent distributions and be deducted from the Employee's Deferred Compensation Account. The Employee shall apply for such a Hardship Benefit in writing and shall provide such additional information as the Bank shall require. For purposes of this Paragraph, "unforeseen financial emergency" means an immediate and heavy financial need caused by an unforeseeable emergency, as described in Treasury Regulations Section 1.457-2(h) (4) and (5), resulting from any of the following, and in an amount not in excess of the amount needed to pay for the following unreimbursed expenses:

     (a) expenses which are not covered by insurance and which the Employee or his or her spouse or dependents (as defined in Code
          Section 152 (a)) has incurred as a result of, or is required to incur in order to receive, medical care described in Code Section 213 (d), as a result of a sudden or unexpected illness;

     (b) payment of funeral, marital dissolution and other costs recognized by the Bank to pose an immediate and heavy financial need on the Employee, or;

     (c) payment of extraordinary, unforeseeable expenses attributable to forces beyond the Employee's control in order to prevent eviction of the Employee from his or her principal residence or foreclosure on the mortgage of the Employee's principal residence.

     No distribution shall be made pursuant to this paragraph in excess of the amount of the immediate and heavy financial need of the Participant.
     The amount of the immediate and heavy financial need may include any amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. Any distribution under this Section shall reduce the Employee's Deferred Compensation Account. Any distribution under this Section shall be limited to the lesser of either: (a) the amount designated by the Employee as a requested Hardship benefit in a form determined by the Bank, or (b) Fifty Percent (50%) of the Employee's Deferred Compensation Account.

10. BENEFICIARY DESIGNATION. The Employee shall have the right, at any time to submit a Beneficiary Designation Form designating primary and contingent beneficiaries to whom payment under this Plan shall be made in the event of death prior to complete distribution of the benefits due and payable under the Plan. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Bank.

11. ASSIGNMENT OF RIGHTS. Neither the Employee nor any designated beneficiary shall have any right to sell, assign, transfer, or otherwise convey the right to receive any payments hereunder without the prior written consent of the Bank.

12. UNFUNDED AND UNSECURED OBLIGATION OF THE BANK. The Bank is not required to earmark or otherwise set aside any funds or other assets or in any way secure payment of its obligations under the Plan. Any asset which may be set aside by the Bank for accounting purposes is not to be treated as held in trust for any Employee or for his or her account. Each Employee shall have only the rights of a general, unsecured creditor of the Bank with respect to any of his or her rights under the Plan.

13. CLAIMS PROCEDURE. Any claim pertaining to an Employee's benefits under the Plan shall be filed with the Chairman of the Personnel Committee of the Board of Directors for the consideration of the Committee. Written notice of the disposition of a claim shall be furnished the Employee within 30 days after the application therefore is filed. In the event the claim is denied, the specific reasons for such denial shall be set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Employee can perfect his or her claim will be provided.


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14.  NO CONTRACT  OF  EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue to be employed by the Bank, in any capacity, nor in any way vary the Bank's policy of at-will employment. It is expressly understood by the parties hereto that this Plan relates exclusively to deferred compensation as set forth in this Plan.

15. CONSTRUCTION OF PLAN. Any payments under this Plan shall be independent of, and in addition to, those under any other plan, program, or agreement which may be in effect between the parties hereto, or any other compensation payable to the Employee or the Employee's designated beneficiary by the Bank. All legal issues pertaining to the Plan shall be determined in accordance with the laws of the State of California except as preempted by Federal law.

16. AMENDMENT. The Bank shall have the right at any time to modify, alter or amend this Plan, in whole or in part, provided that the amendment shall not reduce any Employee's interest in the Plan, calculated as of the date on which the amendment is adopted.

17.  THE COMMITTEE.

     a) The Committee shall, for the purpose of administering the Plan, choose a secretary and an assistant secretary (either of whom is hereafter referred to as "Secretary") who shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. The Secretary may execute any certificates or other written direction on behalf of the Committee. A majority of the members of the Committee shall constitute a quorum.

     b) The Committee on behalf of the Employees shall be charged with the general administration of the Plan and shall have all powers necessary to accomplish those purposes including, but not by way of limitation, the following:

          -    to construe,  interpret,  and  administer  the  Plan;

          -    to make  determinations  under  the  Plan;

          - to establish a rabbi trust for the Plan and to deposit amounts determined under Sections 4 and 5 into such trust established by the Committee;

          - to maintain the necessary records for the administration of the Plan; and

          - to make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof.

          Decisions and determinations by the Committee shall be final and binding upon all parties and shall be given the maximum deference allowed by law.

     c) The members of the Committee shall serve without bond and without compensation (except for director fees) for their services hereunder. All expenses of the Committee shall be paid by the Bank. The Bank shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. No member of the Committee shall be liable for the act or omission of any other member of the Committee, nor for any act or omission on his or her own part, excepting only his or her own willful misconduct or gross negligence. The Bank shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct or gross negligence.


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18.  HEADINGS.  Headings  and  subheadings  in  this  Plan  are  inserted  for convenience or reference only and are not to be considered in the construction of the provisions hereof.

19. INTENT. To the extent that this Plan may be construed to be a plan maintained to provide deferred compensation, it is intended to be limited to a "select group of management or highly compensated employees" within the meaning of Section 201(2) of ERISA. The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title 1 of ERISA, to the fullest extent permitted under the law. The Plan shall at all times be "unfunded" within the meaning of ERISA.

20. GENDER AND NUMBER. Where the context permits, words in any gender shall, include any other gender; words in the singular shall include the plural, and the plural shall include the singular


IN WITNESS WHEREOF, the Bank has caused this plan to be duly executed this 17th day of October, 2006.


FARMERS & MERCHANTS BANK OF
CENTRAL CALIFORNIA

By:  /s/ Kent A. Steinwert

     -------------------------------
     President and C.E.O.

By:  /s/ Ole R. Mettler

     -------------------------------
     Chairman of the Board


By:  /s/ Stewart C. Adams, Jr.

     -------------------------------
     Chairman of the Personnel Committee of  the Board


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